Exhibit 99.1

FOR IMMEDIATE RELEASE

Otonomy Reports Second Quarter 2017 Financial Results and Provides

Corporate Update

Conference call and webcast today at 4:30 p.m. EDT

SAN DIEGO, August 3, 2017 — Otonomy, Inc. (NASDAQ: OTIC), a biopharmaceutical company focused on the development and commercialization of innovative therapeutics for diseases and disorders of the ear, today reported financial results for the quarter ended June 30, 2017 and provided an update on its corporate activities and product pipeline.

Second Quarter 2017 and Subsequent Highlights

•	Completed Enrollment in the U.S. Phase 3 AVERTS-1 Trial for OTIVIDEX™ in Ménière’s Disease, Results Expected in September 2017: Otonomy is conducting two identical, parallel Phase 3 trials for OTIVIDEX (formerly known as OTO-104) in patients with Ménière’s disease, AVERTS-1 in the United States and AVERTS-2 in Europe. Each trial is a 16-week, prospective, randomized, double-blind, placebo-controlled trial designed to enroll approximately 160 patients with unilateral Ménière’s disease. The AVERTS-1 trial is fully enrolled with a total of 165 patients, and topline data are expected next month. Enrollment is nearly complete in the AVERTS-2 trial with greater than 160 patients already enrolled and final patients in lead-in. Topline data are expected by the end of 2017.

•	Hosted Key Opinion Leader (KOL) Meeting on Ménière’s disease: In June, Otonomy hosted a KOL meeting on Ménière’s disease in New York with presentations by Paul R. Lambert, M.D., Professor and Chair, Department of Otolaryngology-Head & Neck Surgery, Medical University of South Carolina, and Anthony A. Mikulec, M.D., MBA, Professor, Chief of Otology and Neurotology, Saint Louis University School of Medicine. Additionally, Kathie M. Bishop, Ph.D., chief scientific officer of Otonomy, provided an updated analysis of the OTIVIDEX Phase 2b results based on the Phase 3 target patient population, and reviewed the program timeline.

•	sNDA Filing Accepted and PDUFA Action Date Assigned for OTIPRIO® in Acute Otitis Externa (AOE): In July, Otonomy announced that its Supplemental New Drug Application (sNDA) for the approval of OTIPRIO (ciprofloxacin otic suspension) as a treatment for patients with AOE was accepted for filing by the U.S. Food and Drug Administration (FDA) and assigned a Prescription Drug User Fee Act (PDUFA) action date of March 2, 2018. The acceptance of the sNDA indicates that the application is sufficiently complete to permit a substantive review by the FDA.

•	Completed Successful End-of-Phase 2 Review by FDA for OTIPRIO in Acute Otitis Media with Tympanostomy Tubes (AOMT): In June, Otonomy successfully completed an End-of-Phase 2 review with the FDA for OTIPRIO in the treatment of pediatric patients with AOMT. Based on the feedback received from the FDA, Otonomy plans to conduct a single, sham controlled, pivotal Phase 3 trial enrolling approximately 200 pediatric patients with AOMT to support approval of OTIPRIO for this indication. The timing for initiation of this trial has not yet been determined.

•	Completed Reorganization of OTIPRIO Sales Team: Otonomy announced a number of changes to its commercial organization in March to increase the focus on OTIPRIO utilization and improve sales performance, including the hiring of a new vice president of sales and realignment of the sales territories that resulted in a reduction from 40 to 20 sales representatives. During the second quarter, the company replaced nearly all of the remaining 20 sales representatives with individuals having significant sales experience in the ENT field with products routinely used in the hospital operating room setting. As a result of the nearly complete changeover of the sales organization which was initiated in the first quarter and completed at the end of June, there was limited sales support during the second quarter. Despite the limited selling effort and declining procedure volume due to seasonality, end user demand for OTIPRIO in the second quarter (1,260 vials) continued at roughly the same level as in the first quarter (1,334 vials).

•	Presented OTIPRIO Data and Held Symposium at the American Society of Pediatric Otolaryngology (ASPO) Annual Meeting: At the 2017 ASPO Annual Meeting in May, Otonomy presented results from an OTIPRIO Phase 3b clinical trial conducted in a broad pediatric population undergoing TTP surgery and Phase 2 results from a trial in pediatric patients with AOMT. Otonomy also sponsored a symposium relating to reimbursement of physician administered drugs such as OTIPRIO under the medical benefit reimbursement system.

•	Continued Patient Enrollment for Phase 2 Trial of OTIVIDEX in Hearing Loss Indication: Otonomy continued enrollment in its Phase 2 trial evaluating OTIVIDEX for the prevention of hearing loss in pediatric cancer patients undergoing chemotherapy with platinum-based agents. This multicenter trial is designed to assess the feasibility, safety and exploratory efficacy of OTIVIDEX given by intratympanic administration in subjects at risk for ototoxicity from cisplatin chemotherapy.

“We are on track with our commitments for 2017 to be the year of Ménière’s disease with results of the OTIVIDEX AVERTS-1 trial expected in September and European AVERTS-2 trial expected by end of year. While this is an important milestone for Otonomy, it is also a significant event for patients who are seeking new treatment options as reviewed by Drs. Lambert and Mikulec at our recent Ménière’s KOL breakfast event,” said David A. Weber, Ph.D., president and CEO of Otonomy. “We also made progress during the second quarter in executing our strategy to build a successful OTIPRIO brand. We completed our commercial reorganization and expect that the new sales team will be able to leverage their pre-existing ENT relationships and familiarity with the hospital operating room setting to increase OTIPRIO utilization during ear tube surgery. We also completed a successful End-of-Phase 2 review with FDA for AOMT, and received acceptance of filing of the sNDA and our PDUFA date for AOE. The March 2018 PDUFA date is consistent with our previous guidance and, importantly, ahead of the peak summer season for treating AOE.”

Anticipated Upcoming Milestones

•	Announcement of topline data from the AVERTS-1 Phase 3 trial of OTIVIDEX in Ménière’s disease patients in September and topline data from the AVERTS-2 trial by the end of 2017.

•	Initiation of a Phase 2 clinical trial for OTO-311 for the treatment of patients with tinnitus by the end of 2017.

Second Quarter Financial Highlights

•	Cash Position: Cash, cash equivalents, and short-term investments totaled $150.5 million as of June 30, 2017, compared to $196.4 million as of December 31, 2016.

•	Revenue: Net sales of OTIPRIO totaled $0.3 million for the second quarter of 2017 compared to $0.1 million for the second quarter of 2016.

•	Operating Expenses: GAAP operating expenses were $23.5 million for the second quarter of 2017, compared to $29.6 million for the second quarter of 2016. Non-GAAP operating expenses, which exclude stock-based compensation and rent abatement expense, were $19.3 million for the second quarter of 2017, compared to $26.4 million for the second quarter of 2016.

•	Research and Development Expenses: GAAP research and development (R&D) expenses for the second quarter of 2017 were $12.7 million, compared to $16.7 million for the second quarter of 2016. The decrease was primarily a result of decreased clinical trial activities for OTIPRIO versus the prior year period.

•	Selling, General and Administrative Expenses: GAAP selling, general and administrative (SG&A) expenses in the second quarter of 2017 were $10.8 million, compared to $12.9 million for the second quarter of 2016. The decrease was primarily related to reduced commercial personnel costs.

•	Financial Guidance: Otonomy reaffirms its expectations that GAAP operating expenses will be in the range of $103-$108 million for 2017, and that non-GAAP operating expenses will be in the range of $80-$85 million for 2017.

Webcast and Conference Call

Otonomy management will host a webcast and conference call regarding this announcement at 4:30 p.m. EDT/1:30 p.m. PDT today. The live call may be accessed by dialing (877) 305-6769 for domestic callers and (678) 562-4239 for international callers with conference ID code number: 61094339. A live webcast of the call will be available online in the investor relations section of Otonomy’s website at www.otonomy.com and will be archived there for 30 days.

Non-GAAP Operating Expenses

In this press release, Otonomy’s operating expenses are provided in accordance with generally accepted accounting principles (GAAP) in the United States and also on a non-GAAP basis. Non-GAAP operating expenses exclude stock-based compensation and rent abatement expense. Non-GAAP operating expenses are provided as a complement to operating expenses provided in accordance with GAAP because management believes non-GAAP operating expenses help indicate underlying trends in the company’s business, are important in comparing current results with prior period results and provide additional information regarding the company’s financial position. Management also uses non-GAAP operating expenses to establish budgets and operational goals that are communicated internally and externally and to manage the company’s business and to evaluate its performance. The attached financial information includes a reconciliation of the GAAP operating expenses to non-GAAP operating expenses and a reconciliation of GAAP operating expense guidance to non-GAAP operating expense guidance.

About OTIPRIO®

OTIPRIO (ciprofloxacin otic suspension) is a fluoroquinolone antibacterial indicated for the treatment of pediatric patients with bilateral otitis media with effusion undergoing tympanostomy tube placement. OTIPRIO is administered by a physician as a single 0.1 mL (6 mg) intratympanic administration into each affected ear, following suctioning of the middle ear effusion. The thermosensitive suspension exists as a liquid at or below room temperature and gels when warmed. In two Phase 3 trials, a single intraoperative administration of OTIPRIO demonstrated a statistically significant reduction in the cumulative proportion of study treatment failures compared to tubes alone (p-value <0.001).

Important Safety Information for OTIPRIO

Contraindications: OTIPRIO is contraindicated in patients with a history of hypersensitivity to ciprofloxacin, to other quinolones, or to any of the components of OTIPRIO.

Warnings and Precautions—Potential for Microbial Overgrowth: OTIPRIO may result in overgrowth of nonsusceptible bacteria and fungi. If such infections occur, institute alternative therapy.

Adverse Reactions: Adverse reactions (incidence at least 3%) that occurred in two Phase 3 trials with OTIPRIO vs sham were: nasopharyngitis (5% vs 4%), irritability (5% vs 3%), and rhinorrhea (3% vs 2%).

Use in Specific Populations—Pediatric Use: The safety and effectiveness of OTIPRIO in infants below six months of age have not been established.

Full prescribing information can be found at www.OTIPRIO.com.

About Otonomy

Otonomy is a biopharmaceutical company focused on the development and commercialization of innovative therapeutics for diseases and disorders of the ear. OTIPRIO® (ciprofloxacin otic suspension) is approved in the United States for use during tympanostomy tube placement surgery in pediatric patients, an sNDA has been accepted for filing by the FDA for acute otitis externa (AOE) and a successful End-of-Phase 2 review has been completed with the FDA for acute otitis media with tympanostomy tubes (AOMT). OTIVIDEX™ is a steroid in development for the treatment of Ménière’s disease and other balance and hearing disorders. Two Phase 3 trials in Ménière’s disease patients are ongoing, AVERTS-1 in the United States and AVERTS-2 in Europe, with AVERTS-1 results expected in September 2017 and AVERTS-2 results expected by the end of 2017. In addition, a Phase 2 trial of OTIVIDEX is ongoing in patients at risk for cisplatin-induced hearing loss. OTO-311 is an NMDA receptor antagonist for the treatment of tinnitus that has completed a Phase 1 clinical safety trial with a Phase 2 trial expected to be initiated by the end of 2017. A fourth program targeting sensorineural hearing loss including age-related hearing loss is in preclinical development. Otonomy’s proprietary formulation technology utilizes a thermosensitive gel and drug microparticles to enable single dose treatment by a physician. For additional information please visit www.otonomy.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the future financial or operating performance of Otonomy. Forward-looking statements in this press release include, but are not limited to, the timing of Phase 3 results for OTIVIDEX, plans for a Phase 3 clinical trial for OTIPRIO in AOMT, the timing of a Phase 2 clinical trial for OTO-311, statements by Otonomy’s president and CEO, and Otonomy’s financial guidance for 2017. Otonomy’s expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties. Actual results may differ materially from those indicated by these forward-looking statements as a result of these risks and uncertainties, including but not limited to: Otonomy’s limited operating history and its expectation that it will incur significant losses for the foreseeable future; Otonomy’s ability to obtain additional financing; Otonomy’s dependence on the commercial success of OTIPRIO and the regulatory success and advancement of additional product candidates, such as OTIVIDEX and OTO-311, and label expansion indications for OTIPRIO; the uncertainties inherent in the clinical drug development process, including, without limitation, Otonomy’s ability to adequately demonstrate the safety and efficacy of its product candidates, the nonclinical and clinical results for its product candidates, which may not support further development, and challenges related to patient enrollment in clinical trials; Otonomy’s ability to obtain regulatory approval for its product candidates; side effects or adverse events associated with Otonomy’s product candidates; competition in the biopharmaceutical industry; Otonomy’s dependence on third parties to conduct nonclinical studies and clinical trials; the timing and outcome of hospital pharmacy and therapeutics reviews and other facility reviews; the impact of coverage and reimbursement decisions by third-party payors on the pricing and market acceptance of OTIPRIO; Otonomy’s dependence on third parties for the manufacture of OTIPRIO and product candidates; Otonomy’s dependence on a small number of suppliers for raw materials; Otonomy’s ability to protect its intellectual property related to OTIPRIO and its product candidates in the United States and throughout the world; expectations regarding potential market size, opportunity and growth; Otonomy’s ability to manage operating expenses; implementation of Otonomy’s business model and strategic plans for its business, products and technology; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in Otonomy’s Annual Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 3, 2017, and Otonomy’s future reports to be filed with the SEC. The forward-looking statements in this press release are based on information available to Otonomy as of the date hereof. Otonomy disclaims any obligation to update any forward-looking statements, except as required by law.

Contacts:

Media Inquiries

Canale Communications

Heidi Chokeir, Ph.D.

Senior Vice President

619.849.5377

heidi@canalecomm.com

Investor Inquiries

Westwicke Partners

Robert H. Uhl

Managing Director

858.356.5932

robert.uhl@westwicke.com

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Otonomy, Inc.

Condensed Balance Sheet Data

(in thousands)

	As of June 30, 2017	As of December 31, 2016
	(unaudited)
Cash and cash equivalents	$22,332	$24,156
Short-term investments	128,200	172,222
Total assets	161,686	208,596
Total liabilities	11,624	15,859
Accumulated deficit	(325,019)	(274,720)
Total stockholders’ equity	150,062	192,737

Otonomy, Inc.

Condensed Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(unaudited)
Product sales, net	$326	$76	$684	$89
Costs and operating expenses:
Cost of product sales	397	395	860	404
Research and development	12,714	16,742	25,899	30,614
Selling, general and administrative	10,747	12,846	24,839	25,841

Total costs and operating expenses	23,858	29,983	51,598	56,859

Loss from operations	(23,532)	(29,907)	(50,914)	(56,770)
Other income (expense)	311	231	615	331

Net loss	$(23,221)	$(29,676)	$(50,299)	$(56,439)

Net loss per share, basic and diluted	$(0.77)	$(0.98)	$(1.66)	$(1.90)

Weighted-average shares used to compute net loss per share, basic and diluted	30,269,190	30,128,150	30,263,042	29,728,477

Otonomy, Inc.

Reconciliation of GAAP to Non-GAAP Operating Expenses

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(unaudited)
GAAP operating expenses
Research and development	$12,714	$16,742	$25,899	$30,614
Selling, general and administrative	10,747	12,846	24,839	25,841

Total GAAP operating expenses	23,461	29,588	50,738	56,455
Non-GAAP adjustments
R&D stock-based compensation expense	(1,359)	(778)	(2,344)	(1,425)
SG&A stock-based compensation expense	(2,126)	(2,444)	(4,861)	(4,533)
Rent abatement	(695)	—	(1,389)	—

Total non-GAAP adjustments	(4,180)	(3,222)	(8,594)	(5,958)

Non-GAAP operating expenses	$19,281	$26,366	$42,144	$50,497

Otonomy, Inc.

Reconciliation of 2017 GAAP to Non-GAAP Operating Expense Guidance

(in millions)

GAAP operating expenses	$103 - $108
Non-GAAP adjustments
Stock-based compensation expense	21
Rent abatement	2

Non-GAAP operating expenses	$80 - $85